                                                              EXHIBIT 99.(B)(15)

                                                                           DRAFT
                                                                    CONFIDENTIAL

                    Draft Supplemental Analysis Prepared For

                            JRM Independent Committee

                                SIMMONS & COMPANY
                                  INTERNATIONAL

                                   MAY 4, 1999



      Comparison Of Projections
      ---------------------------------------------------------------------------------------------------------------
      (Dollar amounts in millions)

                                                               JRM                                     MII
                                         -----------------------------------------------     ------------------------
Fiscal Year                                        2000                    2001                        2000
                                         ----------------------------------------------------------------------------
Date Of Projection Preparation              12/98        3/99      12/98          3/99         12/98          3/99
                                         ---------   ---------   ---------     ---------     ---------     ---------
Revenues                                 $   839.8   $   789.3   $ 1,228.1     $ 1,094.8     $ 2,903.3     $ 2,920.8
Cost Of Sales                                659.7       633.7     1,040.7         916.6       2,337.8       2,479.4
                                         ---------   ---------   ---------     ---------     ---------     ---------
   Gross Profit                              180.0       155.5       187.4         178.2         565.4         441.4
   Gross Profit Margin                        21.4%       19.7%       15.3%         16.3%         19.5%         15.1%

SG&A                                          86.4        78.1        86.2          75.5         315.2         213.9
Equity Expense/(Income)                       (6.1)       (5.4)       (7.3)         (4.6)         (9.4)        (13.9)
                                         ---------   ---------   ---------     ---------     ---------     ---------
   EBDIT                                      99.8        82.8       108.5         107.3         259.6         241.4
   EBDIT Margin                               11.9%       10.5%        8.8%          9.8%          8.9%          8.3%

Depreciation                                  55.4        48.8        47.8          37.3          92.4          82.1
Interest Expense/(Income)                    (23.3)      (27.1)      (21.6)        (28.1)        (20.5)        (18.4)
Other Expense/(Income)                        (3.8)       (3.3)       (4.0)          0.8           0.5          (4.7)
Minority Interest                               --         0.2          --           0.3          11.5          16.2
Goodwill Amortization
                                                --          --          --            --            --            --
                                         ---------   ---------   ---------     ---------     ---------     ---------
   Pretax Income                              71.4        64.2        86.3          97.0         175.6         166.3

Taxes                                         16.8        13.8        18.9          18.5          64.0          57.5
                                         ---------   ---------   ---------     ---------     ---------     ---------
   Net Income                                 54.7        50.4        67.4          78.6         111.6         108.8
Less:  Dividends On Series A Preferred
   Stock                                       7.2         7.2         7.2           7.2            --            --
                                         ---------   ---------   ---------     ---------     ---------     ---------
   Net Income To Common                  $    47.5   $    43.2   $    60.2     $    71.4     $   111.6     $   108.8
                                         =========   =========   =========     =========     =========     =========
                                               5.7%        5.5%        4.9%          6.5%          3.9%          3.7%

Earnings Per Share                       $    1.21   $    1.10   $    1.53     $    1.82     $    1.85     $    1.81

                                                     MII
                                          -----------------------
Fiscal Year                                          2001
                                          -----------------------
Date Of Projection Preparation               12/98          3/99
                                          ---------     ---------
Revenues                                  $ 3,378.7     $ 3,359.0
Cost Of Sales                               2,763.0       2,842.4
                                          ---------     ---------
   Gross Profit                               615.7         516.6
   Gross Profit Margin                         18.2%         15.4%

SG&A                                          317.5         213.2
Equity Expense/(Income)                        (9.9)        (15.0)
                                          ---------     ---------
   EBDIT                                      308.1         318.4
   EBDIT Margin                                 9.1%          9.5%

Depreciation                                   85.4          69.2
Interest Expense/(Income)                     (18.0)        (14.9)
Other Expense/(Income)                         (0.1)         (0.6)
Minority Interest                              15.0          26.6
Goodwill Amortization
                                                 --            --
                                          ---------     ---------
   Pretax Income                              225.8         238.2

Taxes                                          81.9          83.0
                                          ---------     ---------
   Net Income                                 143.9         155.1
Less:  Dividends On Series A Preferred
   Stock                                         --            --
                                          ---------     ---------
   Net Income To Common                   $   143.9     $   155.1
                                          =========     =========
                                                4.3%          4.6%

Earnings Per Share                        $    2.39     $    2.58

Accretion/(Dilution) Analysis - With And Without Warrants
--------------------------------------------------------------------------------
(Amounts in dollars)

o Assumes no incremental net income from investing excess cash (i.e.excess cash continues to earn 5.5 percent).

                                     Transaction Value: $36.35          Transaction Value: $36.85       Transaction Value: $37.35
                                     -------------------------          -------------------------       -------------------------
Without Warrants
----------------
MII Shares                               1.15x            1.09x1           1.15x            1.09x1         1.15x            1.09x1
Cash                                   $ 3.00           $ 4.85           $ 3.50           $ 5.35         $ 4.00           $ 5.85
                                       ------           ------           ------           ------         ------           ------
    Total Value2                       $36.35           $36.35           $36.85           $36.85         $37.35           $37.35
                                       ======           ======           ======           ======         ======           ======
MII 2000 EPS Accretion/(Dilution)      $(0.47)          $(0.47)          $(0.48)          $(0.48)        $(0.49)          $(0.49)
Percent                                 (25.8%)          (26.0%)          (26.4%)          (26.6%)        (27.1%)          (27.3%)
                                       ======           ======           ======           ======         ======           ======
MII 2001 EPS Accretion/(Dilution)      $(0.50)          $(0.49)          $(0.51)          $(0.51)        $(0.52)          $(0.52)
Percent                                 (19.4%)          (19.2%)          (19.8%)          (19.6%)        (20.3%)          (20.1%)
                                       ======           ======           ======           ======         ======           ======
With Warrants
--------------
MII Shares                              1.15x            1.09x            1.15x            1.06x          1.15x            1.09x
Cash                                   $   --           $   --           $   --           $   --         $   --           $   --
Warrant Value                            3.00             4.85             3.50             5.35           4.00             5.85
                                       ------           ------           ------           ------         ------           ------
    Total Value2                       $36.35           $36.35           $36.85           $36.85         $37.35           $37.35
                                       ======           ======           ======           ======         ======           ======
MII 2000 EPS Accretion/(Dilution)      $(0.44)          $(0.42)          $(0.44)          $(0.42)        $(0.45)          $(0.43)
Percent                                 (24.1%)          (23.1%)          (24.4%)          (23.5%)        (24.8%)          (23.9%)
                                       ======           ======           ======           ======         ======           ======
MII 2001 EPS Accretion/(Dilution)      $(0.47)          $(0.44)          $(0.48)          $(0.45)        $(0.48)          $(0.46)
Percent                                 (18.2%)          (17.2%)          (18.4%)          (17.4%)        (18.7%)          (17.7%)
                                       ======           ======           ======           ======         ======           ======

----------
1     Ratio of stock prices on April 30, 1999 was 1.0862x.
2     Uses April 30, 1999 closing price for MII of $29.00.

Effect Of Investing Excess Cash - Without Warrants
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share)

      o     Assumes 13 percent net income return on capital expenditures.

                                                 Transaction Value: $36.35   Transaction Value: $36.85    Transaction Value $37.35
                                                 -------------------------   -------------------------    ------------------------
MII Shares                                          1.15x           1.09x        1.15x           1.09x       1.15x           1.09x
Cash                                             $  3.00         $  4.85      $  3.50         $  5.35     $  4.00         $  5.85
                                                 -------         -------      -------         -------     -------         -------
    Total Value1                                 $ 36.35         $ 36.35      $ 36.85         $ 36.85     $ 37.35         $ 37.35
                                                 =======         =======      =======         =======     =======         =======
JRM Excess Cash2                                 $ 464.9         $ 437.9      $ 457.6         $ 430.6     $ 450.3         $ 423.3
Net Change In EPS From Investing Excess Cash        0.45            0.43         0.45            0.42        0.44            0.42

After Investing Excess Cash
----------------------------
MII 2000 EPS Accretion/(Dilution)                $ (0.02)        $ (0.04)     $ (0.03)        $ (0.06)    $ (0.05)        $ (0.07)
Percent                                             (1.1%)          (2.2%)       (1.7%)          (3.3%)      (2.8%)          (3.9%)
MII 2001 EPS Accretion/(Dilution)                $ (0.05)        $ (0.06)     $ (0.06)        $ (0.09)    $ (0.08)        $ (0.10)
Percent                                             (1.9%)          (2.3%)       (2.3%)          (3.5%)      (3.1%)          (3.9%)

----------
1     Uses April 30, 1999 closing price for MII of $29.00.
2     Net excess cash after cash paid to JRM shareholders.

Effect Of Investing Excess Cash - With Warrants
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share)

                                                 Transaction Value: $36.35    Transaction Value: $36.85     Transaction Value $37.35
                                                 -------------------------    -------------------------     ------------------------
MII Shares                                            1.15x          1.09x         1.15x          1.09x         1.15x          1.09x
Cash                                               $    --        $    --       $    --        $    --       $    --        $    --
Warrant Value                                         3.00           4.85          3.50           5.35          4.00           5.85
                                                   -------        -------       -------        -------       -------        -------
    Total Value                                    $ 36.35        $ 36.35       $ 36.85        $ 36.85       $ 37.35        $ 37.35
                                                   =======        =======       =======        =======       =======        =======
JRM Excess Cash                                    $ 508.7        $ 508.7       $ 508.7        $ 508.7       $ 508.7        $ 508.7
Net Change In EPS From Investing Excess Cash          0.50           0.50          0.50           0.50          0.50           0.50

After Investing Excess Cash
----------------------------
MII 2000 EPS Accretion/(Dilution)                  $  0.06        $  0.08       $  0.06        $  0.08       $  0.05        $  0.07
Percent                                                3.3%           4.4%          3.3%           4.4%          2.8%           3.9%
MII 2001 EPS Accretion/(Dilution)                  $  0.03        $  0.06       $  0.02        $  0.05       $  0.02        $  0.04
Percent                                                1.2%           2.3%          0.7%           1.9%          0.7%           1.6%

Warrant Valuation
--------------------------------------------------------------------------------
(Amounts in dollars, except where noted)

                                       Assumptions
--------------------------------------------------------------------------------
Stock Price                            $  29.00 (Closing Share Price On 4/30/98)
Exercise Price                         $  36.25
Premium To Market                          25.0%
Volatility                                 40.0%
Risk-Free Rate                              5.0%
Time Period (years)                         5.0
MII Shares Outstanding                     77.0 Million

Warrants Per JRM Share                   0.31     0.36     0.42     0.52     0.58     0.64
                                       ------   ------   ------   ------   ------   ------
Number Of Warrants Issued (Millions)      4.5      5.3      6.1      7.6      8.5      9.3
Value Per Warrant                      $ 9.70   $ 9.61   $ 9.51   $ 9.35   $ 9.25   $ 9.16
Total Value ($ Millions)               $ 43.9   $ 50.5   $ 58.3   $ 71.0   $ 78.4   $ 85.6
Value Per JRM Share                    $ 3.01   $ 3.46   $ 3.99   $ 4.86   $ 5.37   $ 5.86

Comparable Minority Squeeze Out Premium Analysis1
--------------------------------------------------------------------------------
(Dollar amounts in millions)




                                                                                                Date       Transaction
                     Acquiror                                     Subsidiary                  Announced       Value
--------------------------------------------         ---------------------------------        ---------    -----------
Ogden Corp.                                          Ogden Projects, Inc.                       6/06/94     $   110.3
WMX Technologies                                     Chemical Waste Management                  7/28/94         397.4
GTE Corp.                                            Contel Cellular, Inc.                      9/08/94         254.3
PacifiCorp                                           Pacific Telecom                           11/02/94         159.0
Fleet Financial Group                                Fleet Mortgage Group                      12/28/94         188.1
Club Mediterrenee SA                                 Club Med Inc.                              4/05/95         153.4
COBE Laboratories SA (Gambro AB)                     REN Corp-USA                               7/14/95         182.1
Novartis AG                                          SyStemix Inc.                              5/27/96         107.6
Conseco, Inc.                                        Bankers Life Holding                       8/26/96         120.8
Zurich Versicherungs GmbH                            Zurich Reinsurance Centre                  1/13/97         319.0
Mafco Holdings Inc.                                  Mafco Consolidated Group                   1/21/97         116.8
Monsanto, Inc.                                       Calgene Inc.                               1/28/97         242.6
Apartment Investment And Management Company          NHP, Inc.                                  2/20/97         114.5
Anthem, Inc.                                         Acordia, Inc.                              6/02/97         193.2
Investor Group                                       BET Holdings, Inc.                         3/17/98         462.3
ISP Holdings, Inc.                                   International Specialty Products           3/30/98         324.5
Dow AgroSciences (Dow Chemical)                      Mycogen Corp.                              4/30/98         355.2
Usinor SA                                            J&L Specialty Steel, Inc.                  9/23/98         115.0

--------------------------------------------------------------------------------------------------------------------------
    Mean2                                                                                                      $209.1
    Median                                                                                                      185.1
--------------------------------------------------------------------------------------------------------------------------

                                                                Premium: Closing Valuation Relative To
                                                                       Historical Share Prices
                                                                --------------------------------------
                                                   Percent       One Day       One Week     Four Weeks
                     Acquiror                     Acquired        Prior         Prior          Prior
--------------------------------------------      --------       -------       --------     ----------
Ogden Corp.                                          15.8%          5.8%         17.6%          20.5%
WMX Technologies                                     21.4          10.6           8.9            1.1
GTE Corp.                                            10.0          43.7          37.8           36.0
PacifiCorp                                           13.4          23.7          23.7           23.7
Fleet Financial Group                                19.0          19.4          18.5           18.5
Club Mediterrenee SA                                 33.0          41.4          39.9           44.6
COBE Laboratories SA (Gambro AB)                     47.0          27.0          20.3           26.0
Novartis AG                                          26.8          25.6          23.1           25.3
Conseco, Inc.                                        11.5          14.9          10.5           11.7
Zurich Versicherungs GmbH                            34.0          17.1          18.5           11.6
Mafco Holdings Inc.                                  15.0          23.5          23.5           27.6
Monsanto, Inc.                                       43.7          62.0          60.0           60.0
Apartment Investment And Management Company          44.9          28.3          25.2           16.9
Anthem, Inc.                                         33.2          12.7          11.5           26.0
Investor Group                                        N/A          53.7          58.5           58.2
ISP Holdings, Inc.                                   16.2           4.3           1.7           14.5
Dow AgroSciences (Dow Chemical)                       N/A          41.8          40.0           52.4
Usinor SA                                            46.5         100.0         112.5           37.8

------------------------------------------------------------------------------------------------------
  Mean2                                              26.7%         26.9%         30.3%          30.3%
  Median                                             24.1          23.6          23.6           26.0
------------------------------------------------------------------------------------------------------

Source:  Securities Data Corporation.

-------------------------------------
1     Transactions in the $100 million to $1 billion range since January 1,
      1994.
2     Excluding high and low.

Analysis Of Transaction Premiums - At April 30, 1999
--------------------------------------------------------------------------------
(Amounts in dollars)

                                                                                       1.150x       1.150x       1.150x
                                                             1.225x       1.250x     Plus $3.00   Plus $3.50   Plus $4.00
                                                             ------       ------     ----------   ----------   ----------
Total Value                                                  $35.53       $36.25       $36.35       $36.85       $37.35

Transaction Value Premium At April 30, 1999 Relative To
    April 30, 1999 JRM Stock Price                             12.8%        15.1%        15.4%        17.0%        18.6%

Closing Market Share Price Ratio Since Announcement On March 10, 1999
--------------------------------------------------------------------------------
(Amounts in dollars)

                                               Share Prices
                                -----------------------------------------              Share Price
           Date                       JRM                       MII                       Ratio
      ---------------           ---------------           ---------------           ----------------
          3/10/99                    $28.13                    $24.31                    1.157x
          3/11/99                     29.88                     25.63                    1.166x
          3/12/99                     30.69                     26.44                    1.161x
          3/15/99                     28.88                     24.81                    1.164x
          3/16/99                     29.44                     25.06                    1.175x
          3/17/99                     30.50                     26.13                    1.167x
          3/18/99                     30.94                     26.50                    1.167x
          3/19/99                     30.25                     25.50                    1.186x
          3/22/99                     30.06                     25.88                    1.162x
          3/23/99                     29.25                     25.00                    1.170x
          3/24/99                     29.50                     25.31                    1.165x
          3/25/99                     29.56                     25.38                    1.165x
          3/26/99                     30.44                     25.81                    1.179x
          3/29/99                     31.19                     26.56                    1.174x
          3/30/99                     29.69                     25.50                    1.164x
          3/31/99                     29.88                     25.31                    1.180x
          4/01/99                     29.63                     25.13                    1.179x
          4/05/99                     29.81                     25.38                    1.175x
          4/06/99                     29.69                     25.00                    1.188x
          4/07/99                     28.88                     24.13                    1.197x
          4/08/99                     28.94                     24.75                    1.169x
          4/09/99                     29.88                     25.56                    1.169x
          4/12/99                     29.63                     25.44                    1.165x
          4/13/99                     30.69                     26.56                    1.155x
          4/14/99                     31.38                     27.06                    1.159x
          4/15/99                     31.94                     27.38                    1.167x
          4/16/99                     34.31                     29.56                    1.161x
          4/19/99                     34.75                     29.94                    1.161x
                                                                                        -------
                                                                                         1.170x
20 Day Trading Average1                                                                 =======

Trading Discount At Various Potential Structures
    1.225x                                                                                 (4.5%)
    1.250x                                                                                 (6.4%)
    1.150x Plus $3.002                                                                     (6.7%)
    1.150x Plus $3.502                                                                     (7.9%)
    1.150x Plus $4.002                                                                     (9.2%)

----------

1     Ending April 19, 1999.
2     Uses MII closing price on April 30, 1999 of $29.00.

Premiums And Accretion/(Dilution) In All-Cash Transaction
--------------------------------------------------------------------------------
(Amounts in dollars, except where noted)

                                                                                      Cash Offer Value
                                                  JRM          --------------------------------------------------------------
                                                 Price         $36.00        $37.00        $38.00        $39.00        $40.00
                                                 -----         ------        ------        ------        ------        ------
Premium Relative To:

April 27, 1999                                 $  31.50          14.3%         17.5%         20.6%         23.8%         27.0%

MII EPS Accretion/(Dilution)

    2000                                                     $  (0.53)     $  (0.56)     $  (0.59)     $  (0.62)     $  (0.65)
    Percent                                                     (29.2%)       (30.8%)       (32.4%)       (34.1%)       (35.7%)

    2001                                                     $  (0.35)     $  (0.38)     $  (0.41)     $  (0.44)     $  (0.47)
    Percent                                                     (13.8%)       (14.9%)       (16.1%)       (17.2%)       (18.4%)

Excess Cash (Post Transaction, $ million)                          --            --            --            --            --

Public Company Acquisition Premiums - Cash Transactions1
--------------------------------------------------------------------------------

                                               Number Of               Average
                                              Transactions             Premium
                                              ------------             -------
1994                                                47                   46.3%
1995                                                66                   41.7
1996                                                74                   33.7
1997                                               123                   32.1
1998                                               117                   31.1
1999 YTD2                                           30                   27.5

--------------------------------------------------------------------------------
Weighted Average                                                         34.7%
--------------------------------------------------------------------------------

----------
1 Calculated using closing value relative to seller's value one-day prior to announcement.
2 Through March 9, 1999. Transactions in the range of $100 million to $1 billion in size.

Acquisition Assumptions - All-Cash Transaction
--------------------------------------------------------------------------------

o Effect on MII's earnings per share in projected 2000 and 2001 of a squeeze out was examined.

o     An all cash offering price of $38.00 per share was used.

o Goodwill of approximately $355 million from the transaction was amortized over 15 years, consistent with the period used on the Offshore Pipelines, Inc. merger.

o     Consolidation cost savings of $5 million1 in SG&A were assumed. Source:
      MII management.

----------
1     Pretax amount. Tax rate assumed at 40 percent.

Projected FY 2000 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

o     The proposed transaction is dilutive to MII's EPS and CFPS in FY 2000.

                                                          Consolidated MII             JRM             Adjustments        Combined
                                                          ----------------             ---             -----------        --------
Revenues                                                      $2,920.8              $   789.3                              $2,920.8
Cost Of Sales                                                  2,479.4                  633.7                               2,479.4
                                                              --------              ---------                              --------
    Gross Profit                                                 441.4                  155.5                                 441.4
    Gross Profit Margin                                           15.1%                  19.7%                                 15.1%
SG&A Expense                                                     213.9                   78.1                (5.0)            208.9
Equity Expense/(Income)                                          (13.9)                  (5.4)                 --             (13.9)
                                                              --------              ---------          ----------          --------
    EBDIT                                                        241.4                   82.8                 5.0             246.4
    EBDIT Margin                                                   8.3%                  10.5%                                  8.4%
Depreciation                                                      82.1                   48.8                                  82.1
Interest Expense/(Income)                                        (18.4)                 (27.1)               30.5              12.1
Other Expense/(Income)                                            (4.7)                  (3.3)                                 (4.7)
Minority Interest                                                 16.2                    0.2               (16.0)              0.2
Goodwill Amortization                                               --                     --                23.7              23.7
                                                              --------              ---------          ----------          --------
    Pretax Income                                                166.3                    64.2              (33.3)            133.0

Taxes                                                             57.5                    13.8                2.0              59.5
                                                              --------              ---------          ----------          --------
    Net Income                                                   108.8                    50.4              (35.3)             73.5
Less:  Dividends On Series A Preferred Stock                        --                    7.2                                    --
                                                              --------              ---------                              --------
    Net Income To Common                                     $   108.8             $     43.2          $    (35.3)       $     73.5
                                                             =========             ==========          ===========       ==========
    Net Income Margin                                              3.7%                   5.5%                                  2.5%
                                                             =========             ==========                            ==========

------------------------------------------------------------------------------------------------------------------------------------
Shares Outstanding1                                               60.2                   39.3                  --              60.2
Earnings Per Share                                          $     1.81             $     1.10                            $     1.22
EPS Accretion/(Dilution)                                                                                                      (0.59)
Cash Flow Per Share                                          $    3.17             $     2.34                            $     2.98
CFPS Accretion/(Dilution)                                                                                                     (0.19)
------------------------------------------------------------------------------------------------------------------------------------

----------
1     Includes options.

Projected FY 2001 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

o     The proposed transaction is dilutive to MII's EPS and CFPS in FY 2001.

                                                          Consolidated MII             JRM             Adjustments       Combined
                                                          ----------------             ---             -----------       --------
Revenues                                                      $ 3,359.0             $  1,094.8                            $ 3,359.0
Cost Of Sales                                                   2,842.4                  916.6                              2,842.4
                                                              ---------             ----------                            ---------
    Gross Profit                                                  516.6                  178.2                                516.6
    Gross Profit Margin                                            15.4%                  16.3%                                15.4%
SG&A Expense                                                      213.2                   75.5          $     (5.0)           208.2
Equity Expense/(Income)                                           (15.0)                  (4.6)                 --            (15.0)
                                                              ---------             ----------          -----------       ---------
    EBDIT                                                         318.4                  107.3                 5.0            323.4
    EBDIT Margin                                                    9.5%                   9.8%                                 9.6%
Depreciation                                                       69.2                   37.3                                 69.2
Interest Expense/(Income)                                         (14.9)                 (28.1)               30.5             15.6
Other Expense/(Income)                                             (0.6)                   0.8                                 (0.6)
Minority Interest                                                  26.6                    0.3               (26.3)             0.3
Goodwill Amortization                                                --                     --                23.7             23.7
                                                              ---------             ----------          -----------       ---------
    Pretax Income                                                 238.2                   97.0               (22.9)           215.2

Taxes                                                              83.0                   18.5                 2.0             85.0
                                                              ---------             ----------          -----------       ---------
    Net Income                                                    155.1                   78.6               (24.9)           130.2
Less:  Dividends On Series A Preferred Stock                         --                    7.2                                   --
                                                              ---------             ----------                            ---------
    Net Income To Common                                      $   155.1             $     71.4          $    (24.9)       $   130.2
                                                              =========             ==========          ===========       =========
    Net Income Margin                                               4.6%                   6.5%                                 3.9%
                                                              =========             ==========                            =========

------------------------------------------------------------------------------------------------------------------------------------
Shares Outstanding1                                                60.2                   39.3                   --            60.2
Earnings Per Share                                           $     2.58             $     1.82                            $    2.16
EPS Accretion/(Dilution)                                                                                                      (0.41)
Cash Flow Per Share                                          $     3.73             $     2.77                            $    3.71
CFPS Accretion/(Dilution)                                                                                                     (0.02)
------------------------------------------------------------------------------------------------------------------------------------

----------
1     Includes options.

Comparison Of Multiples Based On Merrill Lynch Comparable Groups1
--------------------------------------------------------------------------------

                                          1999 P/E Multiple    2000 P/E Multiple
                                          -----------------    -----------------
JRM Comparables
Aker Maritime                                    12.7x                12.0x
Coflexip                                         17.0x                15.0x
Cooper Cameron                                   35.3x                27.3x
Dril-Quip                                        33.4x                25.4x
DSND                                              9.5x                 9.8x
IHC Caland                                       16.6x                14.6x
Global Industries                                49.2x                25.7x
Oceaneering                                      14.7x                14.2x
Saipem                                           14.5x                12.8x
Stolt Comex                                      16.4x                13.0x
                                                ------               ------
    Average                                      21.9x                17.0x
                                                ======               ======

MII Comparables
Babcock Intl. Group                              10.5x                 9.4x
Jacobs Engineering                               16.0x                13.8x
Fluor                                            12.6x                14.5x
Litton Industries                                14.9x                13.4x
Foster Wheeler                                   10.2x                16.5x
                                                ------               ------
    Average                                      12.8x                13.5x
                                                ======               ======

----------
1     As of April 30, 1999.

Analysis Of JRM Value At April 30, 1999
--------------------------------------------------------------------------------
(Amounts in dollars)

                                                            Prior To Announcement Date
                                                     -----------------------------------------
                                                     One-Day   20-Day Trading  3-Month Trading
                                                      Prior1      Average2        Average2
                                                     -------   --------------  ---------------
Percent Change To Current
OSX                                                    39.4%         51.1%           46.9%
Offshore Construction Comparables                      56.7          69.3            62.6
Oil Service Comparables                                44.2          55.0            49.8
                                                     ------        ------          ------
    Average                                            46.7%         58.5%           53.1%
                                                     ======        ======          ======
JRM Share Price                                      $24.38        $23.55          $24.26
Less:  Excess Cash                                   (12.95)       (12.95)         (12.95)
                                                     ------        ------          ------
    Net Share Price                                   11.43         10.60           11.31
Net Share Price Adjusted For Industry Recovery        16.77         16.80           17.32
Plus:  Excess Cash                                    12.95         12.95           12.95
                                                     ------        ------          ------
    Estimated JRM Share Price If No Transaction      $29.72        $29.75          $30.27
                                                     ======        ======          ======
    Estimated MII Share Price If No Transaction      $28.76        $27.98          $29.41
                                                     ======        ======          ======

--------------------------------------------------------------------------------
              Suggested JRM Value Adjusted For Recovery3                               $29.91
                                                                                       ======

              Suggested MII Value Adjusted For Recovery4                               $28.72
                                                                                       ======

--------------------------------------------------------------------------------

----------
1     March 9, 1999
2     Period ending March 9, 1999.
3     Closing price on April 30, 1999 was $31.50.
4     Closing price on April 30, 1999 was $29.00.

Analysis Of MII EPS Accretion/(Dilution)1
--------------------------------------------------------------------------------
(Amounts in dollars)

FY 2000
Exchange Ratio                          1.000x       1.050x      1.100x      1.150x      1.200x      1.225x
Additional Cash                       $  5.92      $  4.56     $  3.17     $  1.85     $  0.49     $    --
                                      -------      -------     -------     -------     -------     -------
    Total Value                       $ 34.92      $ 35.01     $ 35.07     $ 35.20     $ 35.29     $ 35.53
                                      =======      =======     =======     =======     =======     =======
    MII Accretion/(Dilution)          $ (0.44)     $ (0.44)    $ (0.44)    $ (0.44)    $ (0.44)    $ (0.44)
                                      =======      =======     =======     =======     =======     =======
Percent Accretion/(Dilution)            (24.6%)
                                      =======
Exchange Ratio                          1.000x       1.050x      1.100x      1.150x      1.200x      1.225x       1.250x
Additional Cash                       $  6.76      $  5.41     $  4.07     $  2.72     $  1.37     $  0.69      $    --
                                      -------      -------     -------     -------     -------     -------      -------
    Total Value                       $ 35.76      $ 35.86     $ 35.97     $ 36.07     $ 36.17     $ 36.22      $ 36.25
                                      =======      =======     =======     =======     =======     =======      =======
    MII Accretion/(Dilution)          $ (0.46)     $ (0.46)    $ (0.46)    $ (0.46)    $ (0.46)    $ (0.46)     $ (0.46)
                                      =======      =======     =======     =======     =======     =======      =======
Percent Accretion/(Dilution)            (25.4%)
                                      =======
Exchange Ratio                          1.000x       1.050x      1.100x      1.150x      1.200x      1.225x       1.250x      1.300x
Additional Cash                       $  8.02      $  6.69     $  5.35     $  4.02     $  2.68     $  2.01      $  1.34     $    --
                                      -------      -------     -------     -------     -------     -------      -------     -------
    Total Value                       $ 37.02      $ 37.14     $ 37.25     $ 37.37     $ 37.48     $ 37.54      $ 37.59     $ 37.70
                                      =======      =======     =======     =======     =======     =======      =======     =======
    MII Accretion/(Dilution)          $ (0.49)     $ (0.49)    $ (0.49)    $ (0.49)    $ (0.49)    $ (0.49)     $ (0.49)    $ (0.49)
                                      =======      =======     =======     =======     =======     =======      =======     =======
Percent Accretion/(Dilution)            (27.1%)
                                      =======
FY 2001
Exchange Ratio                          1.000x       1.050x      1.100x      1.150x      1.200x      1.225x
Additional Cash                       $  7.52      $  5.87     $  4.22     $  2.56     $  0.91     $    --
                                      -------      -------     -------     -------     -------     -------
    Total Value                       $ 36.52      $ 36.32     $ 36.12     $ 35.91     $ 35.71     $ 35.53
                                      =======      =======     =======     =======     =======     =======
    MII Accretion/(Dilution)          $ (0.49)     $ (0.49)    $ (0.49)    $ (0.49)    $ (0.49)    $ (0.49)
                                      =======      =======     =======     =======     =======     =======
Percent Accretion/(Dilution)            (18.9%)
                                      =======
Exchange Ratio                          1.000x       1.050x      1.100x      1.150x      1.200x      1.225x       1.250x
Additional Cash                       $  8.36      $  6.72     $  5.07     $  3.43     $  1.78     $  0.96      $    --
                                      -------      -------     -------     -------     -------     -------      -------
    Total Value                       $ 37.36      $ 37.17     $ 36.97     $ 36.78     $ 36.58     $ 36.49      $ 36.25
                                       ======       ======      ======      ======      ======      ======       ======
    MII Accretion/(Dilution)          $ (0.51)     $ (0.51)    $ (0.51)    $ (0.51)    $ (0.51)    $ (0.51)     $ (0.51)
                                      =======      =======     =======     =======     =======     =======      =======
Percent Accretion/(Dilution)            (19.7%)
                                      =======
Exchange Ratio                          1.000x       1.050x      1.100x      1.150x      1.200x      1.225x       1.250x      1.300x
Additional Cash                       $  9.62      $  7.99     $  6.36     $  4.73     $  3.10     $  2.28      $  1.46     $    --
                                      -------      -------     -------     -------     -------     -------      -------     -------
    Total Value                       $ 38.62      $ 38.44     $ 38.26     $ 38.08     $ 37.90     $ 37.81      $ 37.71     $ 37.70
                                      =======      =======     =======     =======     =======     =======      =======     =======
    MII Accretion/(Dilution)          $ (0.54)     $ (0.54)    $ (0.54)    $ (0.54)    $ (0.54)    $ (0.54)     $ (0.54)    $ (0.54)
                                      =======      =======     =======     =======     =======     =======      =======     =======
Percent Accretion/(Dilution)            (21.1%)
                                      =======

----------

1     Uses MII stock price at closing on April 30, 1999 ($29.00).


                                       20